Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the following Registration Statements on Form S-8 (No. 333-160276, No. 333-176447, No. 333-213413, and No. 333-220389), of our report dated July 27, 2020 with respect to the consolidated financial statements of Kewaunee Scientific Corporation, included in this Annual Report (Form 10-K) of Kewaunee Scientific Corporation for the year ended April 30, 2021. /s/ Ernst & Young LLP Charlotte, North Carolina July 15, 2021